UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lattice Strategies Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

101 Montgomery Street, 27th Floor, San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Hartford Multifactor Low Volatility International Equity ETF	Bats BZX Exchange® Inc.	81-5042847
Hartford Multifactor Low Volatility US Equity ETF	Bats BZX Exchange® Inc.	81-5042468

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-199089

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered

A description of the Shares is set forth in the registrant’s Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-199089; 811-23002), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on March 29, 2017. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)(i)	Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 23, 2014.

(a)(ii)	Amendment No. 1 to the Declaration of Trust of the Registrant dated July 29, 2016, incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A, filed on January 13, 2017.

(b)	Registrant’s By-laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 23, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of San Francisco and State of California on the 31st day of March, 2017.

By:	/s/Darek Wojnar

Darek Wojnar

President